Exhibit 99  Roger B. Walcott, Jr.

No. of Shares          Sales Price
5000                           57.20
3900                           57.30
8000                           57.40
3000                           57.42
3400                           57.44
  635                           57.48
1700                           57.49
15692                         57.50
1100                           57.51
7800                           57.53
1000                           57.54
7300                           57.55
6800                           57.56
  200                           57.57
11000                         57.60
  600                           57.61
  100                           57.63
4000                           57.70
1100                           57.71
2783                           57.72
3817                           57.73
  100                           57.74
7400                           57.75
  800                           57.76
  100                           57.80
  100                           57.85